Exhibit 5.2

March 9, 2015

EPR Properties

909 Walnut Street, Suite 200

Kansas City, MO 64106

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-189023)

Ladies and Gentlemen:

We have acted as counsel to EPR Properties, a Maryland real estate investment trust (the “Company”), and the subsidiaries of the Company that are listed on Schedule 1 hereto (the “Guarantors”, and collectively with the Company, the “Issuers”), in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (No. 333-189023) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

You have provided us with a draft of the Amendment in the form in which it will be filed. The Amendment registers the offering and sale of the guarantees (the “Guarantees”) by Cantera 30 Theatre, L.P., a Delaware limited partnership, Tampa Veterans 24, L.P., a Delaware limited partnership, New Roc Associates, L.P., a New York limited partnership, EPT Oakview, Inc., a Delaware corporation, ECE I, LLC, a Delaware limited liability company, EPT Charlotte, LLC, a Delaware limited liability company, and EPT Pensacola, Inc., a Missouri corporation (collectively, the “Additional Guarantors”), of debt securities of the Company (the “Debt Securities”), in each case, as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

As described in the Prospectus, the Debt Securities and the Guarantees (collectively, the “Securities”) are to be issued in one or more series pursuant to one or more indentures (each, an “Indenture” and, collectively, the “Indentures”) to be entered into between the Issuers and the trustees party thereto (each, a “Trustee”), substantially in the form of Exhibit 4.3, Exhibit 4.4 or Exhibit 4.14 to the Registration Statement and, in the case of the Debt Securities, are to be evidenced by the Company’s notes (collectively, the “Notes”) substantially in the form of Exhibit A to the applicable form of the Indenture.

As the basis for the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus, (ii) the Amended and Restated Declaration of Trust of the Company, as amended, (iii) the Amended and Restated Bylaws of the Company, as amended, (iv) the organizational documents and agreements, as applicable, of the respective Additional Guarantors, (v) resolutions and the record of actions taken by the Company’s board of trustees and committees thereof and by the governing bodies of the respective Additional Guarantors, in each case, with respect to, among other things, the authorization and approval of the Debt Securities, the Guarantees and the Indentures, as applicable, and the authorization

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March 9, 2015

of the preparation and filing with the Commission of the Registration Statement, and (vi) such other instruments, documents and records as we have deemed necessary or appropriate for purposes of the opinion expressed herein. In addition, we have reviewed certain certificates of public officials and of officers of the Issuers and have examined such matters of law, in each case, as we have deemed necessary as a basis for the opinion expressed herein.

For purposes of this opinion letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We also have assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion letter is provided, the authority of such persons signing on behalf of the parties thereto other than the Issuers and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuers. We have relied upon the statements, representations and certificates of public officials and of officers of the Issuers with respect to certain factual matters that we have not independently established or verified.

For purposes of this opinion letter, we also have assumed that (i) the Registration Statement, and any amendments thereto (including the Amendment and any other post-effective amendments), will have become effective under the Securities Act and will comply with applicable law; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and, if applicable, the Guarantors and the other parties thereto; (v) the applicable Indenture and, if applicable, any supplemental indenture relating to a particular series of Debt Securities and the related Guarantees, will have been duly qualified under the Trust Indenture Act of 1939, as amended; and (vi) the applicable Indenture and any supplemental indenture relating to a particular series of Debt Securities, as well as the Notes to evidence such Debt Securities, will have been duly authorized and validly executed and delivered by the parties thereto in the form reviewed by us.

Based on and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion, as of the date hereof, that when (i) the applicable Indenture relating to the Debt Securities and, if applicable, any supplemental indenture relating to a particular series of Debt Securities and the related Guarantees, each has been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Company and the Guarantors have taken all necessary trust, corporate or limited liability company action to approve the issuance and terms of such Debt Securities and, if applicable, the Guarantees, and the terms of the offering thereof and related matters, (iii) the terms of such Debt Securities and, if applicable, the Guarantees, and of their issuance and sale, have been duly established in conformity with the applicable Indenture and, if applicable, any supplemental indenture relating to a particular series of Debt Securities, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantors, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Guarantors, (iv) such Debt Securities, as well as the Notes to evidence such Debt Securities, and, if applicable, the related Guarantees, have been duly executed,

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March 9, 2015

authenticated, issued and delivered by the parties thereto in accordance with the provisions of the applicable Indenture and, if applicable, any supplemental indenture relating to a particular series of Debt Securities, and have been issued and sold as contemplated in the Registration Statement, and (v) payment of the consideration for such Debt Securities has been made as provided for in the applicable definitive purchase, underwriting or similar agreement; then, in that event, such Debt Securities and, if applicable, the Guarantees, will be legally issued and will constitute valid and legally binding obligations of the Company and the Additional Guarantors, as applicable, enforceable against the Company and the Additional Guarantors, as applicable, in accordance with the terms of the applicable Indenture and, if applicable, any supplemental indenture relating to a particular series of Debt Securities, and the Notes evidencing such Debt Securities, except as such enforcement may be subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

Our opinions and statements expressed herein are restricted to matters governed by: (i) the federal laws of the United States of America and the laws of the States of Missouri; (ii) with respect to the opinion expressed above as to the Company, Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland; (iii) with respect to the opinion expressed above as to the Additional Guarantor which is a Delaware corporation, the General Corporation Law of Delaware, 8 Del. Code Ann. §§ 101 et seq.; (iv) with respect to the opinion expressed above as to those Additional Guarantors which are Delaware limited liability companies, the Delaware Limited Liability Company Act, 6 Del. Code Ann. §§ 18-101 et seq.; (v) with respect to the opinion expressed above as to those Additional Guarantors which are Delaware limited partnerships, the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Ann. §§ 17-101 et seq.; (vi) with respect to the opinion expressed above as to those Additional Guarantors which are New York limited partnerships, the New York Revised Limited Partnership Act, Article 8-A of the N.Y. P’ship Law, and we express no opinion as to any matter arising under the laws of any other jurisdiction, including the statutes, ordinances, rules and regulations of counties, towns, municipalities and special political subdivisions of any state.

This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond those expressly stated herein. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement. This opinion letter is provided to you on the date hereof and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts of which we become aware after the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules of the Commission.

Sincerely,

STINSON LEONARD STREET LLP

/s/ Stinson Leonard Street LLP

EPR Properties

March 9, 2015

SCHEDULE 1

Guarantors

1.	30 West Pershing, LLC, a Missouri limited liability company

2.	Cantera 30 Theatre, L.P., a Delaware limited partnership

3.	ECE I, LLC, a Delaware limited liability company

4.	ECS Douglas I, LLC, a Delaware limited liability company

5.	Education Capital Solutions, LLC, a Delaware limited liability company

6.	EPR Hialeah, Inc., a Missouri corporation

7.	EPT 909, Inc., a Delaware corporation

8.	EPT Charlotte, LLC, a Delaware limited liability company

9.	EPT Crotched Mountain, Inc., a Missouri corporation

10.	EPT Dallas, LLC, a Delaware limited liability company

11.	EPT DownREIT II, Inc., a Missouri corporation

12.	EPT Fontana, LLC, a Delaware limited liability company

13.	EPT Gulf Pointe, Inc., a Delaware corporation

14.	EPT Huntsville, Inc., a Delaware corporation

15.	EPT Kalamazoo, Inc., a Missouri corporation

16.	EPT Mad River, Inc., a Missouri corporation

17.	EPT Melbourne, Inc., a Missouri corporation

18.	EPT Mesquite, Inc., a Delaware corporation

19.	EPT Mount Attitash, Inc., a Delaware corporation

20.	EPT Mount Snow, Inc., a Delaware corporation

21.	EPT Nineteen, Inc., a Delaware corporation

22.	EPT Oakview, Inc., a Delaware corporation

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March 9, 2015

23.	EPT Pensacola, Inc., a Missouri corporation

24.	EPT Ski Properties, Inc., a Delaware corporation

25.	EPT South Barrington, Inc., a Delaware corporation

26.	EPT Twin Falls, LLC, a Delaware limited liability company

27.	EPT Waterparks, Inc., a Delaware corporation

28.	Flik, Inc., a Delaware corporation

29.	Megaplex Four, Inc., a Missouri corporation

30.	Megaplex Nine, Inc., a Missouri corporation

31.	New Roc Associates, L.P., a New York limited partnership

32.	Tampa Veterans 24, L.P., a Delaware limited partnership

33.	WestCol Center, LLC, a Delaware limited liability company

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